Exhibit 99.3

INVESTOR CONTACT: (818) 225-3550 David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448
COUNTRYWIDE SUPPLEMENTS FUNDING LIQUIDITY POSITION
CALABASAS, CA (August 16, 2007) — Countrywide Financial Corporation (NYSE: CFC) announced today that it has supplemented its funding liquidity position by drawing on an $11.5 billion credit facility. In addition, the Company has accelerated its plans to migrate its mortgage production operations into Countrywide Bank, FSB.
“As we have previously discussed, secondary market demand for non-agency mortgage-backed securities has been disrupted in recent weeks,” said David Sambol, President and Chief Operating Officer. “Along with reduced liquidity in the secondary market, funding liquidity for the mortgage industry has also become constrained.
“For many years, Countrywide’s liquidity management framework has focused on maintaining a diverse, multi-layered assortment of financing alternatives,” said Sambol. “A primary component of this framework is a committed, unsecured credit facility of $11.5 billion provided by a syndicate of 40 of the world’s largest banks. In response to widely-reported market conditions, Countrywide has elected to draw upon this entire facility to supplement its funding liquidity position. Over 70 percent of this facility has an existing term greater than four years and the remainder has a term of at least 364 days.
“Countrywide has taken decisive steps which we believe will address the challenges arising in this environment and enable the Company to meet its funding needs and continue growing its franchise. Importantly, in addition to the significant liquidity which we have accessed from our bank lines, the Company’s primary strategy going forward is to fund its production through Countrywide Bank, FSB. We are already originating in excess of 70 percent of our total origination volume through the Bank, and expect to accelerate our strategy so that nearly all of our volume will be originated in our Bank by the end of September.
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“Furthermore, as a result of lessened liquidity for loans which are not eligible for delivery to the GSEs, Countrywide has materially tightened its underwriting standards for such loans, and, we now expect that 90 percent of the loans we originate will be GSE-eligible or will meet our Bank’s investment criteria.
“Our objective is to navigate the difficult conditions in today’s market as we complete the transition of our Bank business and funding strategy,” Sambol concluded. “With these changes, we believe we are well-positioned to leverage opportunities presented by a consolidating industry.”
About Countrywide
Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.
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